Exhibit 5.1

March 1, 2024

MasTec, Inc.

800 S. Douglas Road

12th Floor

Coral Gables, Florida 33134

Re: Registration Statement on Form S-8 for the MasTec, Inc. 401(k) Retirement Plan

Ladies and Gentlemen,

On or about the date hereof, MasTec, Inc., a Florida corporation (the “Company”), transmitted for filing with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration by the Company of 500,000 shares (the “Shares”) of the Company’s common stock, $0.10 per share (“Common Stock”), to be issued in connection with The MasTec, Inc. 401(k) Retirement Plan (the “401(k) Plan”) and an indeterminate amount of 401(k) Plan interests. We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

In connection therewith, we have examined and relied upon the original or a copy, certified or otherwise identified to our satisfaction, of: (i) the Company’s Amended and Restated Articles of Incorporation, as amended and restated to date (the “Articles”) and Bylaws, as amended to the date hereof; (ii) the 401(k) Plan and the records of corporate proceedings of the Company related to the 401(k) Plan; (iii) the Registration Statement and exhibits thereto; and (iv) such other documents, instruments and records as we have deemed necessary for the expression of the opinions contained herein. In making the foregoing examinations, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Registration Statement and the registration, issuance and sale of the Shares, (b) the genuineness of all signatures, the completeness of all documents submitted to us, the authenticity of all documents reviewed by us as originals, the conformity to original documents of all documents reviewed by us as duplicates or certified or conformed photocopies, (c) as to matters of fact, the truthfulness, accuracy and completeness of the information, representations and warranties of the Company made in the Registration Statement and in the records, documents, instruments, certificates and statements we have reviewed, (d) the due execution and delivery of all documents (except that no such assumption is made as to the Company) where due execution and delivery are a prerequisite to the effectiveness thereof, (e) that there has been no undisclosed waiver of any right, remedy or provision contained in such documents and (f) that the total number of shares of common stock issued and outstanding after the issuance of any of the Shares will not exceed the number of shares of common stock that the Company then has the authority to issue under the Articles. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon statements and representations of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

Based upon the foregoing examination, and subject to the assumptions, qualifications and limitations stated herein, and assuming that (i) the Company reserves an adequate number of authorized and unissued shares of Common Stock available for issuance pursuant to the 401(k) Plan and (ii) the consideration, if any, for the Shares is actually received by the Company and the Shares are issued pursuant to the 401(k) Plan in accordance with the terms of the 401(k) Plan, we are of the opinion that the Shares will be duly authorized, validly issued, fully paid and nonassessable.

This opinion is rendered solely in connection with the filing of the Registration Statement, is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. This opinion may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

The opinions expressed herein are specifically limited to the corporate laws of the State of Florida and the federal securities laws of the United States of America and are as of the date hereof and we express no opinion as to matters governed by laws of any jurisdiction other than the corporate laws of the State of Florida and the federal securities laws of the United States of America, as in effect on the date hereof. This opinion speaks only as of the date hereof and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention, whether existing before or arising after the date hereof, or any changes in law that may hereafter occur.

Sincerely,

/s/ Holland & Knight LLP
HOLLAND & KNIGHT LLP

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